Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-173258, 333-165908, 333-158894, 333-150456 and 333-145268) pertaining to the 2007 Equity Incentive Plan and 2007 Employee Stock Purchase Plan of DemandTec, Inc. of our report dated November 11, 2010, except for Note 9 as to which the date is January 28, 2011, relating to the consolidated financial statements of M-Factor, Inc., which appears in this Form 8-K/A of DemandTec, Inc.

/s/ Mohler, Nixon & Williams

MOHLER, NIXON & WILLIAMS
Accountancy Corporation

Campbell, California
May 18, 2011